Exhibit 99.3

NB&T FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NB&T FINANCIAL GROUP, INC., FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON

March 3, 2015

The holder(s) of common shares of NB&T Financial Group, Inc. (the “Company”), signing on the reverse hereby constitutes and appoints G. David Hawley and Brooke W. James, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Special Meeting of Shareholders of the Company to be held on March 3, 2015, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Standard Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the shareholder is entitled to vote at such Special Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Joint Proxy Statement/Prospectus.

Where a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If no choice is indicated, the shares represented by this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger, FOR the approval, on an advisory (non-binding) basis, of the specified compensation that may become payable to the named executive officers, FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger, and in the discretion of the proxies on any other business properly brought before the Special Meeting or any adjournment or adjournments thereof. At this time, the Board of Directors knows of no other business to be presented at the Special Meeting.

All proxies previously given by the shareholder signing on the reverse are hereby revoked. The shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus dated January 23, 2015, for the March 3, 2015 meeting.

(Continued and to be signed on the reverse side)

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▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

Important Notice Regarding the Availability of Proxy Materials for this

Special Meeting of Shareholders to be held on March 3, 2015.

The Joint Proxy Statement/ Prospectus is available at

http://www.viewproxy.com/nbtdirect/2015SM

To obtain directions to attend the Special Meeting and vote in person,

please call Kathy Hoschar at (937) 283-3007.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1.	The adoption and approval of the Agreement and Plan of Merger dated as of August 4, 2014, by and between Peoples Bancorp Inc., and NB&T Financial Group, Inc., as may be amended from time to time.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

2.	The approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the named executive officers of the Company in connection with the merger.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

For address changes and/or comments, please write them below

Please mark your votes like this  ☒

3.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

4.	In their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

I plan to attend the Special Meeting  ☐

Date:	, 2015

Signature

Signature

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

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▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when submitting your proxy by Internet or Telephone

INTERNET Submit Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts.	TELEPHONE Submit Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to submit your proxy. Have your proxy card available when you call. Follow the instructions.	MAIL Submit Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

An Internet or telephone proxy must be submitted by 11:59 p.m. Eastern Standard Time on the day prior to the Special Meeting date.